Exhibit 23.1
                                                              ------------

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-90292) of Commonwealth Industries, Inc. of our report dated June 22, 2004 relating to the financial statements and supplemental schedule of the Commonwealth Industries, Inc. 401(k) Plan for the year ended December 31, 2003 and 2002 and for the years then ended, which appear in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
June 28, 2004